UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2013

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-20827	43-1265338
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

12444 Powerscourt Drive, Suite 550 St. Louis, Missouri	63131
(Address of principal executive offices)	(Zip Code)

(314) 506-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Cass Information Systems, Inc. (the “Company”) on April 15, 2013, the Company’s shareholders approved amendments to the Company’s 2007 Omnibus Incentive Stock Plan (the “Plan”).

The shareholders first approved the Plan on April 16, 2007. The purpose of the Plan is to provide stock compensation and other incentive opportunities for non-employee directors and key employees to align their personal financial interest with the Company’s shareholders. As amended, the Plan includes provisions for stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and performance related awards. If not sooner terminated by the Board of Directors, the Plan shall terminate on April 17, 2023.

The following is a summary of the material amendments to the Plan approved by shareholders at the Annual Meeting:

•	A change in the title of the Plan to the Amended and Restated Omnibus Stock and Performance Compensation Plan (the “Amended and Restated Plan”);

•	Expanded criteria to evaluate Company performance with respect to incentive awards;

•	Addition of phantom stock as an award eligible for issuance;

•	Increase in the maximum authorized shares for issuance pursuant to the Amended and Restated Plan to 1,500,000;

•	Increase in the individual annual limit for stock-based awards to 150,000;

•	Decrease in the cash limit of annual performance awards to an individual subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, to $1,500,000;

•	Clarification of share counting procedures with respect to awards issued under the Amended and Restated Plan;

•

Revision of certain vesting and exercise provisions to provide that such terms and conditions shall be set forth in respective award agreements, which allows the Company to offer certain participants opportunities to defer compensation;

•	Revision of certain termination provisions for consistency among the types of awards and how each are treated upon a participant’s termination; and

•	Clarification that the Company may retain dividends earned on restricted stock awards during the restriction period.

This summary of the Amended and Restated Plan is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the Amended and Restated Plan can be found in the Company’s Proxy Statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission on March 8, 2013.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s 2013 Annual Meeting, the Company’s shareholders approved an amendment to Article Three of the Company’s Restated Articles of Incorporation to increase the Company’s authorized shares of common stock from 20,000,000 shares to 40,000,000 shares (the “Articles Amendment”). The Articles Amendment was effective on April 16, 2013, upon filing with the Secretary of State of the State of Missouri.

A copy of the Articles Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 15, 2013, the Company held its 2013 Annual Meeting. The following is a summary of the matters voted on at the Annual Meeting:

(a)	Election of four directors to serve three-year terms ending in 2016, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lawrence A. Collett	8,899,684	219,133	1,466,851
Wayne J. Grace	9,040,497	78,320	1,466,851
James J. Lindemann	9,044,638	74,179	1,466,851
Andrew J. Signorelli	9,015,682	103,135	1,466,851

All director nominees were elected.

(b)	Approval of the Articles Amendment to increase the number of authorized shares of the Company’s common stock from 20,000,000 shares to 40,000,000 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,788,656	1,571,467	225,545	1,466,851

The Articles Amendment was approved.

(c)	Approval of amendments to the Plan in the form of the Amended and Restated Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,735,553	184,204	199,060	1,466,851

The Amended and Restated Plan was approved.

(d)	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2013:

Votes For	Votes Against	Abstentions
10,496,902	19,305	69,461

The selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for 2013 was ratified.

Item 8.01.	Other Matters.

On April 17, 2013, the Company issued a press release announcing that the Company’s board of directors declared a second quarter cash dividend of $0.18 per share, payable June 14, 2013 to shareholders of record on June 4, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amendment to Restated Articles of Incorporation of Cass Information Systems, Inc.

10.1	Cass Information Systems, Inc. Amended and Restated Omnibus Stock and Performance Compensation Plan.

99.1	Press release of Cass Information Systems, Inc. dated April 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2013

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	President and Chief Executive Officer

By:	/s/ P. Stephen Appelbaum
Name:	P. Stephen Appelbaum
Title:	Executive Vice President and Chief Financial Officer

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